SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

BENEFICIAL MUTUAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1818 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 15, 2014, the Board of Directors of Beneficial Mutual Bancorp, Inc. (the “Company”) amended Article III, Section 2 of the Company’s Bylaws to decrease the number of Company directors from eleven (11) to nine (9). A copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of the Company was held on May 15, 2014.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.                                      The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Gerard P. Cuddy	68,563,060	1,763,915	3,826,042
Frank A. Farnesi	68,832,258	1,494,717	3,826,042
Thomas J. Lewis	68,487,928	1,839,047	3,826,042

2.                                      The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
72,696,047	399,407	1,057,563	—

3.                                      An advisory vote taken on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders, was approved by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
67,729,638	1,460,183	1,137,154	3,826,042

Item 9.01              Financial Statements and Exhibits.

(d)                                Exhibits

Number	Description

3.2	Bylaws of Beneficial Mutual Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: May 19, 2014	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer